UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

CONSTELLATION ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-12869	52-1964611
(State or other jurisdiction of incorporation of Registrant)	(Commission File Number)	(IRS Employer Identification No.)

750 E. Pratt Street

Baltimore, Maryland 21202

(Address of principal executive offices, including zip code, of Registrant)

410-783-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed by Constellation Energy Group, Inc. (“Constellation Energy”), on August 10, 2006, Frank P. Bramble, Sr., a member of the Board of Directors of Constellation Energy, informed Constellation Energy that he had resigned from the Board of Directors effective as of such date. Mr. Bramble also served on Constellation Energy’s audit committee, and, accordingly, Mr. Bramble’s resignation caused Constellation Energy’s audit committee to have only two members. As a result, on August 14, 2006, the New York Stock Exchange (“NYSE”) sent a notice to Constellation Energy that it was deficient in meeting the requirements of Section 303A.07(a) the New York Stock Exchange Listed Company Manual, which requires that the audit committee of a listed company have at least three members. The notice stated that Constellation Energy would be noncompliant if it was not able to cure the deficiency by August 21, 2006. On August 14, 2006, the Board of Directors of Constellation Energy appointed Edward A. Crooke, a member of the Board of Directors, to the audit committee and Constellation Energy notified the NYSE that it was no longer deficient in meeting the requirements of Section 303A.07(a). Constellation Energy expects no further action by the NYSE regarding this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.

Dated: August 18, 2006	By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President and Corporate Secretary